Exhibit 99.2

Blue World Acquisition Corporation Announces Extension of the Deadline for an Initial Business Combination

New York, Feb. 03, 2023 (GLOBE NEWSWIRE) -- Blue World Acquisition Corporation (the “Company”) (NASDAQ: BWAQ) today announced that, in order to extend the date by which the Company mush complete its initial business combination from February 2, 2023 to May 2, 2023, the Company has deposited into its trust account (the “Trust Account”) an aggregate of $920,000 (the “Extension Fee”), representing $0.10 per public share of the Company. The payment for such Extension Fee was made by Blue World Holdings Limited, the sponsor of the Company (the “Sponsor”), which was evidenced by an unsecured promissory note issued by the Company to the Sponsor.

About Blue World Acquisition Corporation

Blue World Acquisition Corporation is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected, including the funding of the Trust Account to further extend the period for the Company to consummate an initial business combination, if needed. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks,” “may,” “might,” “plan,” “possible,” “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect the Company’s management’s current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of the Company’s Form 10-K and its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward looking statements. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward looking statements whether as a result of new information, future events or otherwise.

Contact Information:

Liang (Simon) Shi
Chairman and Chief Executive Officer
Email: liang.shi@zeninpartners.com
Tel: (646) 998-9582

Investor Relations:
Jingwen Zhu
Associate
Email: jingwenzhu@zeninpartners.com
Tel: 86 13671834329